Exhibit 99.2

SOLARA MEDICAL SUPPLIES, LLC

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF MARCH 31, 2020 AND DECEMBER 31, 2019,

AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

SOLARA MEDICAL SUPPLIES

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash	$21,579,000	$9,768,000
Accounts Receivable, Net	25,991,000	26,970,000
Inventory	9,373,000	18,213,000
Prepaid Expenses and Other Current Assets	3,974,000	3,155,000
Total Current Assets	$60,917,000	$58,106,000
Property and Equipment, Net	2,517,000	2,181,000
Rental Pumps, Net	1,994,000	2,323,000
Goodwill	110,355,000	110,355,000
Intangible Assets, Net	53,170,000	54,801,000
Other Assets	70,000	70,000
TOTAL ASSETS	$229,023,000	$227,836,000
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts Payable	$13,555,000	$26,498,000
Accrued Expenses	16,576,000	19,527,000
Debt, Current Portion	1,660,000	1,660,000
Contingent Consideration, Current Portion	5,212,000	5,156,000
Total Current Liabilities	$37,003,000	$52,841,000
Debt, Net of Debt Acquisition Costs	179,467,000	159,708,000
Other Long-Term Liabilities	144,000	149,000
TOTAL LIABILITIES	$216,614,000	$212,698,000
Commitments and Contingencies (Note 5)
Members’ Equity
Common Units	944,000	944,000
Preferred Units (Class A)	63,240,000	63,240,000
Preferred Units (Class B)	25,740,000	25,740,000
Accumulated Deficit	(77,515,000)	(74,786,000)
TOTAL MEMBERS’ EQUITY	$12,409,000	$15,138,000
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$229,023,000	$227,836,000

See accompanying notes to the unaudited consolidated interim financial statements.

SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Revenue, Net	$39,681,000	$37,676,000
Cost of Goods Sold	24,387,000	23,666,000
Gross Profit	$15,294,000	$14,010,000
Operating Expenses Selling, General and Administrative Expenses	12,398,000	11,531,000
Operating Income	$2,896,000	$2,479,000
Interest Expense	(3,565,000)	(2,395,000)
Other Income	31,000	26,000
(Loss) Income Before Income Taxes	$(638,000)	$110,000
Income Tax Expense	—	(73,000)
Net (Loss) Income	$(638,000)	$37,000

See accompanying notes to the unaudited consolidated interim financial statements.

SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(UNAUDITED)

	Common Units		Preferred Units (Class A)		Preferred Units (Class B)
	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Accumulated Deficit	Total Members’ Equity
Balance at December 31, 2019	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(74,786,000)	$15,138,000
Distributions to Members	—	—	—	—	—	—	(2,091,000)	(2,091,000)
Net Loss	—	—	—	—	—	—	(638,000)	(638,000)
Balance at March 31, 2020	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(77,515,000)	$12,409,000

	Common Units		Preferred Units (Class A)		Preferred Units (Class B)
	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Accumulated Deficit	Total Members’ Equity
Balance at December 31, 2018	$896,000	895,740	$62,938,000	62,938	$25,740,000	25,740	$(4,573,000)	$85,001,000
Members Contributions	48,000	3,000	302,000	302	—	—	—	350,000
Distributions to Members	—	—	—	—	—	—	(71,059,000)	(71,059,000)
Net Income	—	—	—	—	—	—	37,000	37,000
Balance at March 31, 2019	$944,000	898,740	$63,240,000	63,240	$25,740,000	25,740	$(75,595,000)	$14,329,000

See accompanying notes to the unaudited consolidated interim financial statements.

SOLARA MEDICAL SUPPLIES, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net income/(Loss)	$(638,000)	$37,000
Adjustments to Reconcile Net Income/(Loss) to Net Cash Used in Operating Activities
Depreciation and Amortization	1,791,000	1,767,000
Rental Pump Amortization	1,127,000	956,000
Deferred Rent	(5,000)	—
Change in Fair Value of Contingent Liability	56,000	171,000
Bad Debt Expense and Contractual Allowance	1,202,000	3,214,000
Amortization of Debt Acquisition Costs	178,000	160,000
Changes in Operating Assets and Liabilities
Accounts Receivable, Net	(223,000)	(362,000)
Inventory	8,041,000	(20,000)
Prepaid Expenses and Other Current Assets	(819,000)	(509,000)
Accounts Payable	(12,943,000)	(4,086,000)
Accrued Expenses	(2,950,000)	(3,117,000)
Net Cash Used in Operating Activities	$(5,183,000)	$(1,789,000)
Cash Flows from Investing Activities:
Purchases of Property and Equipment	(496,000)	(67,000)
Purchase Price Adjustment	—	(126,000)
Net Cash Used in Investing Activities	$(496,000)	$(193,000)
Cash Flows from Financing Activities:
Proceeds from Term Loan	—	72,000,000
Proceeds from Revolving Line of Credit	20,000,000	—
Payments of Debt Acquisition Costs	—	(2,170,000)
Term Loan Repayments	(419,000)	(380,000)
Distributions to Members	(2,091,000)	(71,059,000)
Members Contributions	—	350,000
Net Cash Provided by/(Used in) Financing Activities	$17,490,000	$(1,259,000)
Increase (Decrease) in Cash	$11,811,000	$(3,241,000)
Cash, Beginning of Period	9,768,000	10,643,000
Cash, End of Period	$21,579,000	$7,402,000
Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for Interest	$3,387,000	$2,235,000
Cash Paid During the Period for Income Taxes	—	73,000

See accompanying notes to the unaudited consolidated interim financial statements.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1. General Information

Description of Company

Solara Medical Supplies, LLC, a Delaware limited liability company (“LLC”), and its subsidiaries (collectively, the “Company”) were formed upon the completion of the purchase of Solara Medical Supplies, Inc. on May 31, 2018. Solara Medical Supplies, LLC is a subsidiary of Solara Intermediate, LLC, and Solara Intermediate, LLC is a subsidiary of Solara Holdings, LLC (“Holdings”), which operates under an LLC agreement (“LLC Agreement”) (Note 7). The Company is a direct-to-customer supplier of advanced diabetic devices, including continuous glucose monitors, insulin pumps and other supplies for the intensely managed diabetic. The Company is headquartered in Chula Vista, California, and operates additional offices in Michigan, Texas, Alabama, Ohio and South Carolina.

Basis of Presentation

The unaudited consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the unaudited consolidated interim financial statements include all necessary adjustments for a fair presentation of the financial position and results of operations for the periods presented.

Basis of Consolidation

The unaudited consolidated interim financial statements include the accounts of Solara Medical Supplies, LLC and its wholly owned subsidiaries. All intercompany accounts and transactions were eliminated at consolidation.

2. Summary of Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies as compared to the significant accounting policies described in the Company’s consolidated financial statements for the year ended December 31, 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates affect the reported amount of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors. Significant estimates made by management include, but are not limited to, contractual allowances, doubtful accounts, inventories, goodwill, fair value measurements and contingent liabilities.

Concentrations of Risk

The Company primarily sells its products directly to customers whereby the customer prepays an amount and the remaining amount is paid by the third-party payor. During the three months ended March 31, 2020, the Company had three third-party payors representing 21.7%, 7.4% and 5.6% of gross accounts receivable, and 13.9%, 18.2% and 16.4% of net revenue, respectively. During the three months ended March 31, 2019, the Company had three third-party payors representing 21.2%,17.4% and 6.0% of gross accounts receivable, and 17.0%, 23.8% and 13.3% of net revenue, respectively.

During the three months ended March 31, 2020, the Company purchased 50.5% and 18.3% of its inventory from two suppliers. During the three months ended March 31, 2019, the Company purchased 61.2% and 14.8% of its inventory from two suppliers.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Accounts Receivable and Allowance for Doubtful Accounts and Allowances

Accounts receivable are customer and third-party payor obligations due under normal sales terms. Management estimates the allowance for doubtful accounts based on several factors, including historical cash collections, bad debt experience, economic conditions, and the age and composition of the outstanding amounts. Changes in these conditions may result in additional allowances. Contractual allowances are estimated using the expected value method, which estimates the amount that is expected to be earned. Revisions in allowance for doubtful accounts estimates are recorded as an adjustment to bad debt expense within selling, general and administrative expenses. Revisions to contractual allowances are recorded as decreases to the transaction price, which reduces revenue. At March 31, 2020 and December 31, 2019, the allowance for doubtful accounts balance was $4,680,000 and $3,877,000, respectively, and the contractual allowance was $5,468,000 and $5,069,000, respectively.

Inventories

Inventories include finished goods and are stated at the lower of cost or estimated net realizable value, with cost being determined using average cost. The Company reviews inventory for potentially excess, obsolete, slow-moving or impaired items on an ongoing basis. There have been no adjustments resulting from the review of these items.

Property and Equipment

Property and equipment are valued at cost. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred, while expenditures that increase asset lives are capitalized.

The Company capitalizes system development costs related to its internal-use software during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally three years.

Rental Pumps

Certain inventory, primarily insulin pumps, are reclassified to an equipment classification upon shipment. The cost of the shipped pump is recorded to depreciation expense in cost of goods sold on a straight-line basis over the reimbursement term, which is typically 13 to 15 months. The cost basis and accumulated depreciation related to rental pumps was $4,153,000 and $2,159,000, respectively, at March 31, 2020 and $4,869,000 and $2,546,000, respectively, at December 31, 2019. Total depreciation expense related to rental pumps was $1,127,000 and $956,000 for the three months ended March 31, 2020 and 2019, respectively.

Long-Lived Asset Impairment Testing

Long-lived assets, which include property and equipment and intangible assets, are periodically reviewed for impairment indicators. The Company assesses and evaluates potential impairment to its long-lived assets held for use when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. This evaluation is performed at the asset group level, which represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities, using the estimated projected future undiscounted cash flows associated with the asset group over its remaining useful life compared to the asset group’s carrying amount to determine if a write-down is required. When impairment is indicated for long-lived assets, the amount of the impairment loss is the excess of net book value over fair value as approximated using discounted cash flows. The Company has not recognized any impairment losses on long-lived assets for the three months ended March 31, 2020 and 2019.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Revenue Recognition

The Company derives its revenues primarily from the sale of advanced diabetic devices, including continuous glucose monitors, insulin pumps, and supporting supplies and products. Revenues are recognized when control of these products is transferred to its customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those products. Shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expenses. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. There are also no significant costs incurred to obtain contracts.

Revenues from product sales are the result of performance obligations satisfied at a point in time. The Company’s principal terms of sale are free on board (“FOB”) shipping point and the Company transfers control and records revenue for product sales upon shipment to the customer. The Company accounts for revenues from pump equipment rentals under ASC 840, Leases. Revenue from pump equipment rentals is recognized over the reimbursement term of the contract with the customer, which is typically 13 to 15 months.

The nature of the Company’s business gives rise to variable consideration, including contractual allowances and third-party payor overpayments that generally decrease the transaction price, which reduces revenue. Variable consideration is estimated using the expected value method, which estimates the amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

The following are the Company’s revenues from performance obligations and their timing of transfer of goods and services:

	Three Months Ended March 31,
Performance Obligations	2020	2019	Timing of Transfer
Product Sales	$38,386,000	$36,507,000	Point in Time
Pump Equipment Rentals	1,295,000	1,169,000	Over Time
	$39,681,000	$37,676,000

Goodwill and Intangible Assets

Goodwill represents the excess purchase price over the fair value of assets acquired and liabilities assumed in a business combination. Identifiable intangible assets consist of payor contracts, trademarks, leasehold interests and a domain name. Identifiable intangible assets are amortized using the straight-line method over their estimated useful lives, which reflects the pattern in which the economic benefits of the assets are expected to be consumed. The following table summarizes the lives of the intangible assets acquired:

Payor contracts	10 years
Trademarks	10 years
Leasehold Interest	5 years
Domain Name	10 years

The Company has a significant amount of goodwill on its balance sheet that resulted from the business acquisitions the Company has made in recent years. Goodwill is not amortized and is tested for impairment annually or when a change in circumstances indicate a possible impairment. Such changes in circumstance can include, among others, changes in the legal environment, reimbursement environment, operating performance, and/or future prospects. The Company performs its annual impairment review of goodwill during the fourth quarter of each year.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

The impairment testing can be performed on either a quantitative or qualitative basis. Upon evaluating the qualitative analysis, it was more likely than not that the fair value exceeded the carrying value of the reporting unit.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under authoritative guidance must maximize the use of observable inputs and minimize the use of unobservable inputs. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs. The three levels of inputs that may be used to measure fair value are:

•	Level 1:Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
•	Level 2: Other quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
•	Level 3: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The Company applies fair value accounting to its financial instruments. The carrying amounts of financial instruments such as accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, accrued payroll and related benefits approximate the related fair values due to the short-term maturities of these instruments. The carrying amounts of long-term debt as of March 31, 2020 and December 31, 2019 approximate fair value due to the timing of the debt draw-down in relation to the balance sheet date. Liabilities measured at fair value on a recurring basis as of March 31, 2020 and December 31, 2019 are as follows:

		Fair Value Measurements at Reporting Date Using
	Balance	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
March 31, 2020:
Contingent Consideration	$5,212,000	$—	$—	$5,212,000
December 31, 2019:
Contingent Consideration	$5,156,000	$—	$—	$5,156,000

The contingent consideration is the result of the purchase of Solara Medical Supplies, Inc. and is calculated based on the present value of the expected future cash flows discounted at an interest rate consistent with that the Company could obtain from a third-party lender. The contingent consideration is recorded as a current liability at March 31, 2020 and December 31, 2019 based on the expected payment dates.

The following table provides a reconciliation for the Company’s liabilities measured at fair value using significant unobservable inputs (Level 3) for the three months ended March 31, 2020 and 2019:

Three Months Ended March 31, 2020:
Beginning Balance	$5,156,000
Adjustment in Fair Value of Contingent Consideration	56,000
Ending Balance	$5,212,000

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Three Months Ended March 31, 2019:
Beginning Balance	$20,266,000
Adjustment in Fair Value of Contingent Consideration	171,000
Ending Balance	$20,437,000

Income Taxes

The Company’s taxable income or loss is allocated to its members in accordance with the LLC Agreement. Therefore, no provision or liability for income taxes has been included in the consolidated interim financial statements related to the business activities of Solara Medical Supplies, LLC. The income tax expense recorded during the three months ended March 31, 2019 mainly relates to a taxable gain recognized upon liquidation of a wholly owned C corporation subsidiary of the Company.

Equity-based Compensation

The Company accounts for its equity-based compensation in accordance with FASB ASC Topic 718, Compensation-Stock Compensation, which establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period. The Company measures and recognizes equity-based compensation expense for such awards granted to employees based on their estimated fair values on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company’s consolidated financial statements. Equity-based compensation expense is recognized on a straight-line basis over the requisite service period.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASU 2016-02), which amended authoritative guidance on accounting for leases. The new provisions require that a lessee of operating leases recognize a liability to make lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. The Company is required to adopt the new standard for the annual reporting period beginning January 1, 2021, and interim reporting periods beginning January 1, 2022. The adoption of this standard is expected to have a material impact on the Company’s financial position. The Company is still evaluating the impact on its results of operations and does not expect the adoption of this standard to have an impact on liquidity.

3. Balance Sheet Details

Property and equipment consist of the following:

	Useful Life	March 31, 2020	December 31, 2019
Leasehold Improvements	5 Years (or remaining lease term)	$851,000	$848,000
Furniture and Fixtures	7 Years	477,000	476,000
Software	3 Years	361,000	361,000
Computer Equipment	5 Years	246,000	206,000
Vehicles	6 Years	13,000	13,000
Construction in Process		1,019,000	567,000
		$2,967,000	$2,471,000
Less Accumulated Depreciation and Amortization		(450,000)	(290,000)
Total		$2,517,000	$2,181,000

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Depreciation expense totaled $160,000 and $137,000 for the three months ended March 31, 2020 and 2019, respectively.

Accrued expenses consist of the following:

	March 31, 2020	December 31, 2019
Accrued Distribution to Members	$2,091,000	$1,709,000
Third-Party Overpayments	8,544,000	8,263,000
Customer Deposits	1,788,000	1,415,000
Payroll Liabilities	1,611,000	2,846,000
Sales and Use Tax Payable	1,273,000	1,693,000
Other Accrued Liabilities	1,269,000	3,601,000
Total	$16,576,000	$19,527,000

4. Debt

Bank Credit Agreement

The Company entered into a secured credit agreement on May 31, 2018, which provided a term loan of $80,000,000 used as part of the purchase transaction for Solara Medical Supplies, LLC, and also extended availability to a delayed term loan of $15,000,000 and a revolving commitment loan of $10,000,000.

On February 27, 2019, the Company entered into the First Amendment to the Credit Agreement. The Company obtained an additional $72,000,000 of financing. The Company distributed a one-time cash dividend to the members of the LLC totaling $68,837,000. The remaining funds were used for financing fees and legal costs. The financing was accounted for as a debt modification in accordance with ASC 470, Debt, and $2,170,000 of financing fees and legal costs were recorded to debt acquisition costs and $992,000 was recorded to legal fee expense during the three months ended March 31, 2019. The available amounts for the delayed term loan and revolving commitment loan increased to $30,000,000 and $20,000,000, respectively. The Company is subject to certain affirmative and negative covenants, most significantly submitting monthly, quarterly and annual financial statements, as well as monthly compliance notifications. The maturity date was extended to February 27, 2024.

The delayed term loan and revolving commitment loan can be used for working capital, capital expenditures, acquisitions and general corporate purposes. The loans bear interest at either a base rate or an adjusted LIBOR, adjusted by an applicable margin percentage of 5.0% or 6.0% per annum, respectively. The interest rate for the delayed term loan as of March 31, 2020 and December 31, 2019 was 7.45013% and 7.94463%, respectively. The loans mature on February 27, 2024.

During the three months ended March 31, 2020, the Company borrowed $20,000,000 from the revolving commitment loan, which remained outstanding at March 31, 2020. There were two borrowings for $10,000,000 each and the interest rates as of March 31, 2020 were 7.11575% and 7.21563%.

Debt is presented net of the debt acquisition costs on the consolidated balance sheets. There were no debt acquisition costs incurred during the three months ended March 31, 2020. Debt acquisition costs totaling $2,170,000 were incurred during the three months ended March 31, 2019. Debt acquisition costs of $178,000 and $160,000 were amortized to interest expense during the three months ended March 31, 2020 and 2019, respectively.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5. Commitments and Contingencies

Legal

On June 28, 2019, the Company discovered it had experienced a data security incident as the result of a phishing email campaign. The Company, along with third-party forensic investigators, immediately launched an investigation to determine the nature and scope of the activity, and determined the incident occurred at different points in time from April 2, 2019 to June 20, 2019. The investigation determined that the criminal motivation was financial, but the accessed accounts also had emails and attachments containing protected health information (“PHI”) and other personally identifiable information (“PII”), which gave rise to potential notification obligations (since the PII was exposed). Federal and state regulatory and legal requirements mandated various disclosures (individuals potentially affected, U.S. Department of Health and Human Services/Office for Civil Rights , various state attorneys general and the national newswire). To date, there remains no evidence suggesting the access to the accounts targeted PHI or PII.

The Company has been working with third-party forensic investigators, federal law enforcement, legal counsel and its insurance carrier. A class action complaint has been filed alleging unspecified monetary damages. The potential range of expenses from the data security incident, including ongoing civil litigation and regulatory responses, is not expected to exceed the Company’s insurable covered amounts.

From time to time, the Company may be subject to claims and litigation arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material effect on the Company’s consolidated financial position, operations or cash flows.

Other Contingent Liabilities

Third-Party Payor Overpayment Contingency:   During the year ended December 31, 2017, the Company became aware that certain of its receivables were being paid at 100% of the submitted amount from one of its significant third-party payors. The payor primarily reimburses the Company based on the payor’s internal fee schedule, which is based on its internally determined prevailing rates. The Company is working with the payor to determine whether an overpayment has occurred, and if so, how much based on a final determination by the payor as to the definitive reimbursement terms. The Company has accrued $8,544,000 and $8,263,000 as of March 31, 2020 and December 31, 2019, respectively, for this potential overpayment, contingent upon a determination by the third-party payor.

Affordable Care Act Contingency:   The Company did not offer an affordable health care benefit plan to its employees through December 31, 2017 and will therefore be subject to the employer mandate penalty under the 2013 Affordable Care Act (the “ACA”). Under the terms of the ACA, the Company estimated the Internal Revenue Service, upon notice, would charge a sum of $405,000 based on a penalty per employee for the time during which such benefits were not offered. Through March 31, 2020, the Company has paid $272,000. The Company began offering affordable health care benefits to its employees on April 1, 2018.

Lease Commitments

Operating Lease Obligations:   The Company leases three of its five facilities through short-term rental agreements with expiration dates through November 2024. The Company leases its two largest facilities from a related party (Note 8). Future minimum payments under non-cancelable operating leases with initial or remaining terms of more than one year are as follows:

Twelve Months Ending March 31,
2021	$761,000
2022	914,000
2023	715,000
2024	805,000
$3,195,000

Rent expense for the three months ended March 31, 2020 and 2019 totaled $248,000 and $176,000, respectively.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

6. Goodwill and Intangible Assets

There were no changes in the carrying amount of goodwill for the three months ended March 31, 2020.

Goodwill is amortizable for tax purposes.

Identifiable intangible assets that are separable and have determinable useful lives are valued separately and amortized over their benefit period. The following table presents the activity of the Company’s identifiable intangible assets for the three months ended March 31, 2020 and 2019:

	Payor Contracts	Trademarks	Leasehold Interest	Domain Name
Three Months Ended March 31, 2020:
Beginning Balance	$38,724,000	$15,992,000	$61,000	$24,000
Amortization Expense	(1,151,000)	(475,000)	(4,000)	(1,000)
Ending Balance	$37,573,000	$15,517,000	$57,000	$23,000

	Payor Contracts	Trademarks	Leasehold Interest
Three Months Ended March 31, 2019:
Beginning Balance	$43,325,000	$17,892,000	$79,000
Amortization Expense	(1,151,000)	(475,000)	(4,000)
Ending Balance	$42,174,000	$17,417,000	$75,000

The weighted-average amortization period of the identifiable intangible assets in the aggregate is 8.1 years. Total amortization expense of intangible assets above was $1,631,000 and $1,630,000 for the three months ended March 31, 2020 and 2019, respectively, and is included in Selling, General and Administrative Expenses in the accompanying consolidated statements of operations. Future amortization for the next five years and thereafter is as follows:

Years Ending March 31,
2021	$6,520,000
2022	6,520,000
2023	6,520,000
2024	6,520,000
2025	6,520,000
Thereafter	20,570,000
$53,170,000

7. Members’ Equity

The Company operates under the LLC Agreement established on May 31, 2018. The LLC Agreement designates Class A and Class B Common Units and Class A and Class B Preferred Units. Class Z units only come into effect upon the consummation of a liquidity event.

Class A Common Unitholders are granted one vote per vested unit. Class B Common Unitholders and Class A and Class B Preferred Unitholders have no voting rights.

Upon a liquidity event, distributions will be made first to Class A Preferred Unitholders, second to Class B Preferred Unitholders, and then to Common Unitholders.

Under the LLC Agreement, each Unitholder is to receive a tax distribution equal to the income amount allocated to each Unitholder multiplied by the applicable tax rate. For the three months ended March 31, 2020 and 2019, tax distributions of $2,091,000 and $2,222,000 were recorded, respectively.

SOLARA MEDICAL SUPPLIES, LLC

NOTES TO UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

On February 27, 2019, the members were distributed a one-time cash dividend totaling $68,837,000 in conjunction with the First Amendment to the Credit Agreement (Note 4).

On May 31, 2018, the Company issued 895,740 Common Units totaling $896,000. The Company also issued 62,938 Class A Preferred Units and 25,740 Class B Preferred Units, totaling $62,938,000 and $25,740,000, respectively. During the three months ended March 31, 2019, the Company issued 3,000 Common Units totaling $48,000 and 302 Class A Preferred Units totaling $302,000.

Equity-based Compensation

In May 2018, the Company adopted the Management Incentive Unit Plan. The Company grants incentive units to certain members of management and the units have a 25% time-vesting component over five years and a 75% performance-vesting component, which becomes vested upon consummation of a liquidity event. As of March 31, 2020 and December 31, 2019, 34,000 and 218,000 time-vesting and performance-vesting incentive units were outstanding. Equity-based compensation was not significant and was therefore not recorded in the periods presented in the accompanying consolidated interim financial statements.

8. Related-Party Transactions

The Company leases two of its facilities from a related party. Total cash payments and lease expenditures under the leases totaled $151,000 and $145,000 for the three months ended March 31, 2020 and 2019, respectively.

The Company pays related-party management fees. Total cash payments for the fees totaled $519,000 and $494,000 for the three months ended March 31, 2020 and 2019, respectively.

9. Subsequent Events

Subsequent events were evaluated through the date the consolidated interim financial statements were available to be issued, June 16, 2020.

On May 19, 2020, the Company acquired certain assets of Active Healthcare, Inc. The total purchase price was $16,143,000. Any adjustments to the purchase price allocation of this acquisition will be made as soon as practicable but no later than one year from the acquisition date.

On May 25, 2020, Holdings entered into a stock purchase agreement and agreement and plan of merger with AdaptHealth Corp. for a total purchase price of $362,500,000 in cash and $62,500,000 in AdaptHealth Corp. common stock. The transaction is expected to close in July 2020.

On June 9, 2020, the Company borrowed $5,223,000 from the delayed term loan and used the funds to make the final contingent performance payment related to the purchase transaction for Solara Medical Supplies, Inc.

The spread of COVID-19, a novel strain of the coronavirus, appears to be altering the behavior of businesses and people in a manner that is having negative effects on local, regional and global economies. The extent to which COVID-19 impacts the operations of the Company in the future will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, containment and treatment procedures. The Company does not anticipate the effects of COVID-19 having a significant impact on the Company’s operations.